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                                                                    EXHIBIT 10.1

               FIRST AMENDMENT TO REPLACEMENT REDUCED AND MODIFIED
                       RENEWAL REVOLVING PROMISSORY NOTE

      THIS FIRST AMENDMENT TO REPLACEMENT REDUCED AND MODIFIED RENEWAL REVOLVING PROMISSORY NOTE is made and entered into by and among AMSOUTH BANK (the "Bank") and DIVERSICARE MANAGEMENT SERVICES, CO., a Tennessee corporation (the "Borrower").

                              W I T N E S S E T H :

      WHEREAS, Borrower executed to Bank that certain Replacement Reduced and Modified Renewal Revolving Promissory Note dated October 29, 2004, in the original principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 ($2,500,000.00) DOLLARS (the "Note"); and

      WHEREAS, Bank has agreed to further modify the Note in accordance with the terms and conditions set forth herein and as set forth in the Sixth Amendment to Master Amendment to Loan Documents and Agreement executed of even date herewith by Bank and Debtors as defined therein, and Borrower has agreed to lower the maximum sum which may be advanced hereafter by Bank from $2,500,000.00 to $2,300,000.00.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms and conditions of that Sixth Amendment to Master Amendment and Loan Documents executed by Bank, and Debtors, as defined therein, to be effective as of January 29, 2005, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. That as of the effective date hereof, the Note has a principal balance of $0.00.

      2. The first and second full paragraphs of the Note are hereby deleted entirely, and the following language is substituted instead:

            FOR VALUE RECEIVED, the undersigned, DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of TWO MILLION THREE HUNDRED THOUSAND AND N0/100 ($2,300,000.00) DOLLARS, or so much thereof as may be advanced hereunder in accordance with the terms of a Master Amendment to Loan Documents and Agreement dated effective October 1, 2000 executed between Bank, Borrower, and other subsidiaries, or affiliates of Borrower, all of which, including Borrower, are defined as "Debtors" therein, as amended (the "Master Amendment"). Interest shall accrue on the principal

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      balance outstanding from and after April 29, 2005 at the Bank's Prime Rate plus one half of one percent (0.50%) per annum, provided that the interest rate shall not, during the term hereof, exceed nine and one-half percent (9.5%) per annum so long as there is no default hereunder, after which time interest shall accrue at the default rate as set forth below (the "Default Rate"). Interest shall be due and payable monthly commencing on the first (1st) day of each month commencing on May 29, 2005. All principal and unpaid interest shall be payable at maturity on the 29th day of January 2006 (the "Maturity Date"). The "Prime Rate" of Bank is the "Prime Rate" in effect from time to time, as designated by Bank, such rate being one of the base rates Bank establishes from time to time for lending purposes and not necessarily being the lowest rate offered by Bank. In the event the Prime Rate should become unavailable for any reason, then the interest rate hereunder shall be based upon a reasonably comparable index for determining variable interest rates chosen by Bank in good faith.

            The whole of the principal sum and, to the extent permitted by law, any accrued interest, shall bear, after default or maturity, interest at the lesser of (i) the highest lawful rate then in effect pursuant to applicable law, or (ii) the rate that is four percentage points (4%) in excess of Lender's Prime Rate, as it varies from time to time.

      3. The Note is amended as stated herein, but no further or otherwise, and the terms and provisions of the Note, as hereby amended, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, this instrument has been executed to be effective on the 29th day of January, 2005.

                                            BORROWER:

                                            DIVERSICARE MANAGEMENT SERVICES CO.,
                                            a Tennessee corporation

                                            By: /s/ William R. Council
                                                -------------------------
                                                William R. Council, President

                                            BANK:

                                            AMSOUTH BANK

                                            By: /s/ Clark Cox
                                                ---------------------------
                                                Clark Cox, Vice President

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